UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

FMC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 299-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 30, 2026, FMC Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium (the “Investor”), pursuant to which the Company agreed to sell to the Investor an aggregate of 30,319,166 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at a price per share of $13.30, for an aggregate purchase price of $403,244,907.80. The transactions contemplated by the Purchase Agreement closed on September 23, 2026 (the “Closing”). At the Closing, the Company and the Investor entered into an Investor Agreement (the “Investor Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”). Under the Investor Agreement, at the first regularly scheduled meeting of the Company's Board of Directors (the “Board”) after the Closing, the Company was required to increase the size of the Board by one director and appoint a candidate nominated by the Investor to fill the vacancy.

On October 21, 2026, pursuant to the Investor Agreement, the size of the Board was increased from 9 to 10 directors, and the Board appointed Luc Tack, the Investor’s nominee, to serve as a director of the Board effective as of October 21, 2026 . Mr. Tack was also appointed as a member of the Sustainability & Innovation Committee of the Board effective as of October 21, 2026.

Mr. Tack has served as Chief Executive Officer of the Investor since December 2013. The Investor is an industrial group focusing on agriculture, valorizing bio-residuals, machinery, mechanical engineering, electronics, energy, and providing industrial solutions with a focus on water. Mr. Tack also serves as managing director of the Investor. He also serves as Managing Director of Picanol NV.

Mr. Tack will receive the standard compensation payable to non-employee directors of the Company, which is described in the Company’s 2026 proxy statement filed with the U.S. Securities and Exchange Commission on March 13, 2026 and set forth in the Company’s Amended and Restated Compensation Policy for Non-Employee Directors, except that, in lieu of an annual grant of restricted stock units, due to restrictions on the acquisition of additional shares of the Common Stock by affiliates of the Investor pursuant to the Investor Agreement, Mr. Tack will receive an equivalent amount of cash to be paid at the same time and subject to the same terms and conditions as Mr. Tack’s annual cash retainer. In addition, Mr. Tack will not be permitted to elect to receive any portion of his annual cash retainer in the form of restricted stock units.

Other than the transactions under the Purchase Agreement, the Investor Agreement and the Registration Rights Agreement, Mr. Tack has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION
(Registrant)

Date: October 21, 2026	By:	/s/ Andrew D. Sandifer
	Name:	Andrew D. Sandifer
	Title:	Executive Vice President and Chief Financial Officer